Exhibit 99.1

ACRES COMMERCIAL REALTY CORP.

REPORTS RESULTS FOR

THREE MONTHS AND YEAR ENDED DECEMBER 31, 2020

Westbury, NY, March 4, 2021 – ACRES Commercial Realty Corp. (NYSE: ACR) (“ACR”, “ACRES Commercial Realty” or the “Company”), a real estate investment trust that is primarily focused on originating, holding and managing commercial real estate mortgage loans and other commercial real estate-related debt investments, today reported results for the three months and year ended December 31, 2020. Effective February 16, 2021, ACR announced a one-for-three reverse common stock split. At the effective time, every three shares of common stock issued and outstanding were automatically combined into one issued and outstanding new share of common stock. Each per share metric reported with these results are on a reverse split adjusted basis. ACR’s GAAP net income allocable to common shares was $21.5 million, or $1.95 per share-diluted, during the three months ended December 31, 2020 and its GAAP net loss allocable to common shares was $208.1 million, or $(19.33) per share-diluted, during the year ended December 31, 2020.

“Following our diligent focus to put the Company in the best possible position to restart loan originations, we are proud to announce the origination of $83 million of commercial real estate loans in the fourth quarter of 2020 following resumption in November,” stated ACR’s Chief Executive Officer and President Mark Fogel. “ACRES Commercial Realty is continuing to manage through all aspects of this recovery and turnaround, with a focus on asset management, liquidity and origination. We continue to engage potential borrowers to evaluate and assist with their needs in the first quarter of 2021.”

ACR issued a full detailed presentation of its results for the three months and year ended December 31, 2020, which can be viewed at www.acresreit.com.

Earnings Call Details

ACR will host a live conference call on March 4, 2021 at 5:00 p.m. Eastern Time to discuss its fourth quarter and fiscal year 2020 operating results. The conference call can be accessed by dialing 1-877-407-0789 (U.S. domestic) or 1-201-689-8562 (International) with the passcode 13716075 or from the investor relations section of the Company’s website at www.acresreit.com. For those unable to listen to the live conference call, a replay will be available on the Company’s website and telephonically through March 18, 2021 by dialing 1-844-512-2921 (U.S. domestic) or 1-412-317-6671 (International), passcode 13716075.

About ACRES Commercial Realty Corp.

ACRES Commercial Realty Corp. is a real estate investment trust that is primarily focused on originating, holding and managing commercial real estate mortgage loans and other commercial real estate-related debt investments. The Company is externally managed by ACRES Capital, LLC, a subsidiary of ACRES Capital Corp., a private commercial real estate lender exclusively dedicated to nationwide middle market CRE lending with a focus on multifamily, student housing, hospitality, industrial and office property in top US markets. For more information, please visit the Company’s website at www.acresreit.com or contact investor relations at IR@acresreit.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “continue,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “look forward” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. Factors that can affect future results are discussed in the documents filed by the Company from time to time with the Securities and Exchange Commission, including, without limitation, factors impacting whether we will be able to maintain our sources of liquidity and whether we will be able to identify sufficient suitable investments to increase our originations. The Company undertakes no obligation to update or revise any forward-looking statement to reflect new or changing information or events after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.